Exhibit 10.137
Pool A Awards

FEDERATED HERMES, INC.
Stock Incentive Plan

RESTRICTED STOCK AWARD AGREEMENT

FOR AWARDS TO EMPLOYEES IN THE UNITED KINGDOM

        THIS AGREEMENT, is made and effective as of [date] by and between Federated Hermes, Inc. (including its successors and assigns, the "Company"), a Pennsylvania corporation having its principal place of business in Pittsburgh, Pennsylvania

A
N
    D

        Hermes Fund Managers Limited (registered in England under number 1661776 whose registered office is at Sixth Floor, 150 Cheapside, London, England, EC2V 6ET (“HFML”)

A
N
    D

        Federated Holdings (UK) II Limited (registered in England under registered number 11227851) whose registered office is at 5th Floor One New charge, London, United Kingdom EC4M 9AF

A
N
    D

        [name] of [address], an Employee of the Company or a Group Company (the "Participant").

        Capitalized terms used in this Agreement shall, unless specifically defined herein, have the respective meanings given to such terms in the UK Sub-Plan (the “UK Sub-Plan”) to the Federated Hermes, Inc. Stock Incentive Plan, as amended (the "Stock Incentive Plan").

WITNESSETH THAT:

        WHEREAS, in order to provide incentives to employees, the Company has adopted the Stock Incentive Plan under which, among other things, Awards of Class B Common Stock of the Company, no par value (the "Class B Common Stock"), can be made to Employees; and

        WHEREAS, the Company desires to have Participant continue in Federated’s employ and to provide Participant with an incentive to put forth maximum effort for the success of the business; and

        WHEREAS, the Participant was previously granted an award under the Hermes Long Term Incentive Plan (the “Original Award” and the “LTIP” respectively) under which the Participant acquired beneficial interests in shares of HFML (“Hermes Shares”); and

        WHEREAS, under the agreement constituting the Original Award the Participant gave undertakings to HFML and Federated Holdings (UK) II Limited that Participant would not, and would not purport to, transfer, assign, charge or otherwise dispose of Participant’s interest in the Hermes Shares subject to the Original Award other than (i) to the Participant’s personal representative in the event of Participant’s death or (ii) to Federated Holdings (UK) II Limited as contemplated under the terms of the LTIP, or request Intertrust Employee Benefit Trustee Limited as trustee of the Hermes Employee Benefit Trust (the “Trustee”) to transfer the legal title to the Hermes Shares subject to the Original Award (the “Transfer Covenants”); and

        WHEREAS, HFML and Federated Holdings (UK) II Limited are willing to agree that, notwithstanding the terms of the Transfer Covenants and other relevant restrictions under the LTIP, the Participant may transfer Participant’s interest in the Hermes Shares subject to the Original Award (and not previously transferred to Federated Holdings (UK) II Limited), and direct the Trustee to transfer legal title to such Hermes Shares, to the Company or as it may direct; and

        WHEREAS, the Company has made a Tender Offer to the holders of Hermes Shares (other than Federated Holdings (UK) II Limited) (the “Tender Offer”) inviting them to transfer their Hermes Shares and/or their interests in Hermes Shares to the Company (or as it may direct) in exchange for the issue of Class B Common Stock of equivalent value as of the close of the New York Stock Exchange on the date immediately preceding the Award grant date; and

        WHEREAS, the Participant wishes to accept the Tender Offer, to surrender the Original Award in exchange for the grant of this Award (as defined in Section 2.4 below) under the Company’s Stock Incentive Plan and to transfer the Participant’s interest in the Hermes Shares to the Company (or as it may direct) in exchange for Class B Common Stock of equivalent value as of the close of the New York Stock Exchange on the date immediately preceding the Award grant date; and

        WHEREAS, subject to the terms and conditions hereafter set forth, by action of the Board Committee, the Company hereby grants an Award of Class B Common Stock to Participant.

        NOW, THEREFORE, in consideration of the mutual covenants and representations herein contained, and intending to be legally bound, the parties hereto agree as follows:

ARTICLE I
Definitions

        As used herein:

        1.1    "Federated" shall mean Federated Hermes, Inc. or any corporate parent, affiliate, or direct or indirect subsidiary thereof (including any Group Company), or any successor to Federated, for which Participant performs services, regardless of whether this

Agreement has been expressly assigned to such corporate parent, affiliate, or direct or indirect subsidiary, or successor.
        1.2    "Net Vested Shares" shall mean the Vested Shares less such number of Shares as have been sold pursuant to Section 4.1 in satisfaction of a Withholding Obligation.
        1.3    "Restriction Period" shall mean the period beginning on the date of this Agreement and ending on:
        (1)     with respect to one third of the Net Vested Shares (rounded down to the nearest whole number), the earlier of (i) [date] or (ii) the date of the Participant’s cessation of employment by the Company due to Participant’s Disability or death.

        (2)     with respect to one third of the Net Vested Shares (rounded down to the nearest whole number), the earlier of (i) [date] or (ii) the date of the Participant’s cessation of employment by the Company due to Participant’s Disability or death.

        (3)     with respect to the remaining Net Vested Shares, the earlier of (i) [date] or (ii) the date of the Participant’s cessation of employment by the Company due to Participant’s Disability or death.

        1.4    "Unvested Shares" shall mean all Shares other than Vested Shares.

        1.5    "Vested Shares" means Shares that have vested in accordance with Section 3.1 or Section 3.2.
        1.6    "Vesting Commencement Date" means [date].

ARTICLE II
Surrender of Original Award and Grant of Restricted Stock

        2.1    The Participant acknowledges that, in order to facilitate the implementation of the Tender Offer, it may be necessary to amend the rules of the LTIP. The Participant hereby consents to the board of HFML making such amendments to the rules of the LTIP as it considers necessary or desirable in order to facilitate the implementation of the Tender Offer.

        2.2    Subject to Section 2.6 hereof, HFML and Federated Holdings (UK) II Limited hereby agree that, notwithstanding the terms of the Transfer Covenants, the Participant may transfer Participant’s interest in the Hermes Shares subject to the Original Award (and not previously transferred to Federated Holdings (UK) II Limited), and request the Trustee to transfer the legal title to such Hermes Shares, to the Company or as it may direct, and that the Participant is hereby released from the undertakings given by the Participant in clauses 3.2 and 3.3 of the agreement under which the Original Award was granted.

        2.3    Conditional upon and subject to Sections 2.4, 2.5 and 2.6 hereof, Participant hereby (i) accepts the Tender Offer in respect of Participant’s interest in the Hermes Shares subject to Participant’s Original Award (other than any Hermes Shares previously transferred by Participant to Federated Holdings (UK) II Limited), (ii) agrees to transfer Participant’s interest in such Hermes Shares, and directs the Trustee to transfer legal title to such Hermes Shares, in each case free from all liens, charges, encumbrances and third party rights and together with all rights attaching to them, to the Company or as it may direct, (iii) authorises the

Company to communicate the Participant’s said direction to the Trustee, and (iv) surrenders Participant’s Original Award.

        2.4    Subject to the conditions set forth in Sections 2.5 and 2.6 hereof and the other terms and conditions of this Agreement, the Company hereby grants, effective [date], to Participant an Award of [number in words] ([number]) shares (the “Shares”) of Class B Common Stock subject to the terms of the Stock Incentive Plan as modified by the UK Sub-Plan (the “Award”). At the discretion of the Company, certificates for the Shares may not be issued. In lieu of certificates, the Company will establish a book entry account for the Shares in the name of the Participant with the Company’s transfer agent and registrar for the Class B Common Stock.

        2.5    Notwithstanding Sections 2.3 and 2.4 or any other provision of this Agreement to the contrary, this Agreement shall become effective only if Participant executes and delivers to the Company two counterparts of this Agreement (including signing the election under section 431(2) of the Income Tax (Earnings and Pensions) Act 2003 set out in Schedule A to this Agreement, and the form W-8BEN set out in Schedule B to this Agreement) by [date], time being of the essence.

        2.6    This Agreement shall become effective only if a majority of the holders of subsisting awards under the LTIP accept the Tender Offer by the closing date specified in the Tender Offer document sent to such holders on [date]. If this condition is not fulfilled by that date, this Agreement shall cease to have any effect, the parties shall be released from all obligations under or in connection with this Agreement, and all rights granted under this Agreement shall lapse.

ARTICLE III
Terms of the Award

        3.1    During the continuation of Participant's employment by Federated the Award shall vest in Participant in accordance with the schedule of vesting as follows:

Date	Number of Shares Vested	Cumulative Number
[date]
[date]
[date]

        3.2    In the event of the Disability or death of Participant after the effective date of this Agreement:

        (a)     All Shares not then Vested Shares as of the date of Participant’s cessation of employment by Federated due to Participant’s Disability or death shall become Vested Shares upon such cessation of employment. The Restriction Period shall end on the date of such cessation of employment due to Participant’s Disability or death.

        (b)     For purposes of this Agreement, "Disability" shall be deemed to have occurred as of the first day following Participant's termination of employment by Federated as a result of a mental or physical condition that prevents Participant from engaging in the principal duties of Participant's employment with Federated as determined in accordance with the Rules and Regulations Establishing Formal Review Procedures under the Stock Incentive Plan.

        3.3    In the event that Participant's employment with Federated terminates for any reason other than those set out in Sections 3.2 and 3.4, Participant shall forfeit and transfer to the Company, for no consideration, all Unvested Shares as of such date of termination. For the avoidance of doubt, the Restriction Period in respect of Vested Shares as of such date of termination shall continue to apply.

3.4    In the event that Participant's employment with Federated is terminated for Cause, Participant shall forfeit and transfer to the Company, for no consideration:

        (a)     All Unvested Shares as of such date of termination, and

        (b)     All Vested Shares in respect of which the Restriction Period has not ended as of such date of termination.

        (c)     For purposes of this Agreement, "Cause" shall mean (i) the Participant materially violating the ‘standards of conduct’; (ii) the Participant violating a term or terms of this Award Agreement or any employment contract; (iii) the Participant being insubordinate or engaging in unprofessional conduct directed at clients, customers, co-workers or management personnel; (iv) the Participant’s refusal to perform the Participant’s duties in good faith and to the best of Participant’s ability (v) any willful, negligent or grossly negligent conduct by the Participant which does or may result in damage to the professional reputation or capabilities of Federated; (vi) any willfully negligent or grossly negligent conduct by the Participant which causes Federated to be the subject of scorn, disrespect, negative publicity or embarrassment. For purposes of this definition, the Participant shall be in violation of the ‘standard of conduct’ if the Participant does not abide by all Company (and, as applicable, other Group Company) rules, codes of conduct, regulations, policies, practices and procedures, which the Company (or, as applicable, a Group Company) may amend from time to time, and all applicable compliance, legal and regulatory requirements (whether domestic, foreign or local).

ARTICLE IV
Withholding Taxes

        4.1    The Company shall have the authority to withhold, or to require a Participant to remit to the Company, prior to issuance or delivery of any Shares or the removal of any stop order or transfer restrictions on the Shares or any restrictive legends on the Certificates representing the Shares hereunder, an amount in cash sufficient to satisfy minimum federal, state and local tax withholding requirements or similar withholding requirements in any jurisdiction, associated with the Award (each a "Withholding Obligation"). Notwithstanding any other provision of this Agreement to the contrary, including but not limited to Section 5.1 hereof, in the event of any Withholding Obligation, the Company has the right to permit the Participant to sell, or to have sold on Participant's behalf, Shares, to a third party, in an amount and under such terms and conditions as the Company shall establish in its sole discretion.

        4.2    The Participant acknowledges that, because this Award is granted in replacement of the Original Award, the Participant is not able to enter into an election under Section 431(1) of the Income Tax (Earnings and Pensions) Act 2003 in respect of this Award.

        4.3    The Participant shall enter into an election under Section 431(2) of the Income Tax (Earnings and Pensions) Act 2003 in respect of this Award by signing the form of election set out the Schedule to this Award Agreement.

ARTICLE V
Restrictions on Transfer
        5.1    Participant hereby acknowledges that none of the Shares, whether Vested Shares or Unvested Shares, may be sold, exchanged, assigned, transferred, pledged, hypothecated, gifted or otherwise disposed of (collectively, "disposed of") until the expiration of the Restriction Period applicable to those Shares and arrangements satisfactory to the Board Committee have been made to satisfy any Withholding Obligation. Participant further acknowledges that there may be a period of administrative delay between the date on which the Restriction Period expires and the date on which the Shares may be disposed of by the Participant. The Board Committee may, in its sole discretion, permit the Shares to be transferred to a "family member" as defined in and pursuant to the terms and conditions set forth in Section A.1.a.5 of the General Instructions to Form S-8 promulgated under the Securities Act of 1933, as amended, as such provision may be amended from time to time under terms and conditions as may be determined by the Company’s Human Resources Department.

        5.2    Participant shall not dispose of the Shares acquired, or any portion thereof, at any time, unless Participant shall comply with the Securities Act of 1933, as amended, and the regulations of the Securities and Exchange Commission thereunder, any other applicable securities law, and the terms of this Agreement, the Stock Incentive Plan and the UK Sub-Plan. Participant further agrees that the Company may direct its transfer agent to refuse to register the transfer of any Shares underlying the Award which, in the opinion of the Company's counsel, constitutes a violation of any applicable securities laws then in effect or the terms of this Agreement.

        5.3    Any certificate representing the Shares issued during the Restriction Period shall, unless the Board Committee determines otherwise, bear a legend substantially as follows:

        "The sale or other transfer of the shares of stock represented by this certificate is subject to certain restrictions set forth in the Federated Hermes, Inc. Stock Incentive Plan, administrative rules adopted pursuant to such Plan and a Restricted Stock Award Agreement between the registered owner and Federated Hermes, Inc. A copy of the Plan, such rules and such agreement may be obtained from the Secretary of Federated Hermes, Inc."

The Participant further acknowledges and understands that the certificates representing the Shares issued hereunder may bear such additional legend or legends as the Company deems appropriate in order to assure compliance with applicable securities laws.

Any book entry for the Shares will be restricted and subject to stop orders during the Restriction Period.

        5.4    If certificates representing the Shares underlying the Award are issued during the Restriction Period, they shall be retained in custody by the Company. Within a reasonable time after Vested Shares may be disposed of by the Participant in accordance with Section 5.1 hereof, all restrictions or stop orders applicable to the Shares shall be removed and, in the event that certificates have been issued, legends shall be removed upon the Participant's written request to the transfer agent.

ARTICLE VI
Miscellaneous
        6.1    In the event of any change or changes in the outstanding Class B Common Stock of the Company by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, splitup, combination or exchange of shares, or any similar change affecting the Class B Common Stock, any of which takes effect after the effective date of this Agreement, then in any such event the number and kind of shares subject to the Award shall be equitably adjusted consistent with such change in such manner as the Board Committee, in its discretion, may deem appropriate to prevent dilution or enlargement of the rights granted to Participant hereunder. Any adjustment so made shall be final and binding upon Participant and all other interested parties.

        6.2    Whenever the word "Participant" is used in any provision of this Agreement under circumstances where the provision should logically be construed to apply to the Participant’s Personal Representatives, the word "Participant" shall be deemed to include the Participant’s Personal Representatives.

        6.3    After the effective date of this Agreement: (a) the Participant shall be entitled to vote the Shares, whether Vested Shares or Unvested Shares, on all matters presented to the holders of Class B Common Stock of the Company and (b) the Shares, whether Vested Shares or Unvested Shares, shall be deemed to be issued and outstanding for all purposes, including, without limitation, the payment of dividends and distributions and any determination of any stockholder's or stockholders' percentage equity interest in the Company.

        6.4    Nothing in this Agreement or the Stock Incentive Plan (including the UK Sub-Plan) shall confer upon Participant any right to continue in the employ of Federated or shall affect the right of Federated to terminate the employment of Participant with or without cause. Nothing in this Agreement or the Stock Incentive Plan (including the UK Sub-Plan) shall affect the rights and obligations of the Participant under the terms of the Participant’s office or employment with Federated or any Group Company. The Participant waives any and all rights to compensation or damages in consequences of the termination of the Participant’s office or employment for any reason whatsoever (whether or not such termination is wrongful or unfair) insofar as those rights arise or may arise from the Participant ceasing to have rights under the Award as a result of such termination. The grant of the Award does not imply that any further Award will be granted or that the Participant has any right to receive any further Award under the Stock Incentive Plan (including the UK Sub-Plan).

        6.5    The Award received by Participant pursuant to this Agreement shall not be considered compensation for purposes of any pension or retirement plan, insurance plan or any other employee benefit plan of the Company unless otherwise provided in such plan.

        6.6    Every notice or other communication relating to this Agreement shall be in writing and shall be mailed or delivered to the party for whom it is intended at such address as may from time to time be designated by it in a notice mailed or delivered to the other party as herein provided; provided, however, that unless and until some other address be so designated, all notices or communications by Participant to the Company shall be mailed or delivered to the Secretary of the Company at its office at 1001 Liberty Avenue, Pittsburgh, Pennsylvania 15222, and all notices or communications by the Company to Participant may be given to Participant personally or may be mailed to the Participant.

        6.7    This Agreement and its validity, interpretation, performance and enforcement shall be governed by the laws of the Commonwealth of Pennsylvania.

        6.8    The Award shall be subject to the terms and conditions set forth in the Stock Incentive Plan (including the UK Sub-Plan), and in the event of any conflict between the provisions of this Agreement and those of the Stock Incentive Plan (including the UK Sub-Plan), the Stock Incentive Plan (including the UK Sub-Plan) provisions shall govern.

        6.9    This Agreement will be binding upon and inure to the benefit of Participant's heirs and representatives and the assigns and successors of the Company and may be assigned by the Company to any third party, but neither this Agreement nor any rights hereunder will be assignable or otherwise subject to hypothecation by Participant.

        6.10    Except as stated hereafter, this Agreement represents the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or terminated at any time by written agreement of the parties hereto. Notwithstanding the foregoing or any provision of this Agreement to the contrary, the Company may at any time (without the consent of the Participant) modify, amend or terminate any or all of the provisions of this Agreement to the extent necessary to conform the provisions of this Agreement with Section 409A of the Code and the regulations promulgated thereunder ("Section 409A") or an exception thereto.

        6.11    Whenever possible, each provision in this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement will be held to be prohibited by or invalid under applicable law, then (a) such provisions will be deemed amended to accomplish the objectives of the provisions as originally written to the fullest extent permitted by law and (b) all other provisions of this Agreement will remain in full force and effect.

        6.12    Any dispute or litigation arising out of or relating to this Agreement will be resolved in the courts of Allegheny County or the Western District of Pennsylvania and Participant hereby consents to jurisdiction in Pennsylvania.

        6.13    No rule of strict construction will be implied against the Company, or any other person in the interpretation of any of the terms of this Agreement or any rule or procedure established by the Board Committee.

        6.14    Participant irrevocably agrees to the terms of Sections 13 and 14 of the Stock Incentive Plan (as modified by the UK Sub-Plan) (Operation of Malus and Clawback), and agrees and acknowledges that this Agreement constitutes an acceptance notice for the purposes of Section 14.9 of the Stock Incentive Plan (as modified by the UK Sub-Plan).

        6.15    Participant agrees, upon demand of the Company, to do all acts and execute, deliver and perform all additional documents, instruments and agreements that may be required by the Company to implement the provisions and purposes of this Agreement.

        6.16    The Participant hereby grants to the Company an irrevocable power of attorney and declares that the Company shall be the attorney-in-fact to act for and on behalf of the Participant, to act in Participant's name, place and stead, in connection with (i) any and all transfers of Shares, whether Vested Shares or Unvested Shares, or Hermes Shares, to the Company (or as it may direct) pursuant to this Agreement, including pursuant to Sections 2.3, 3.3, 3.4 and 4.1 hereof, or (ii) any sale of Vested Shares to a third party pursuant to Section 4.1 hereof, or (iii) any transfers of Shares, whether Vested Shares or Unvested Shares as the Board Committee may require to be made pursuant to Section 14 of the Stock Incentive Plan (including the UK Sub-Plan).

        6.17    The Award is intended to be excepted from coverage under Section 409A and shall be interpreted and construed accordingly. The Company may, in its sole discretion and without the Participant's consent, modify or amend the terms of this Award, impose conditions on the timing and effectiveness of the issuance of the Shares, or take any other action it deems necessary or advisable to cause this Award to be excepted from Section 409A (or to comply therewith to the extent that Company determines it is not excepted). Notwithstanding the foregoing, Participant recognizes and acknowledges that Section 409A may impose upon the Participant certain taxes or interest charges for which the Participant is and shall remain solely responsible.

THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK

SCHEDULE A

Joint Election under s431 ITEPA 2003 for full or partial disapplication of Chapter 2 Income Tax (Earnings and Pensions) Act 2003

Two Part Election    (For this joint election to be valid both Parts A and B must be signed and dated)

Part A - To be completed by the Employee

1.Between

the Employee                         [insert name of employee]
whose National Insurance Number is         [insert NINO]
and
the Company (who is the Employee's employer)     [insert name of company]
of Company Registration Number            [insert CRN]

2.Purpose of Election

This joint election is made pursuant to section 431(1) or 431(2) Income Tax (Earnings and Pensions) Act 2003 (ITEPA) and applies where employment-related securities, which are restricted securities by reason of section 423 ITEPA, are acquired.

The effect of an election under section 431(1) is that, for the relevant Income Tax and NIC purposes, the employment-related securities and their market value will be treated as if they were not restricted securities and that sections 425 to 430 ITEPA do not apply. An election under section 431(2) will ignore one or more of the restrictions in computing the charge on acquisition. Additional Income Tax will be payable (with PAYE and NIC where the securities are Readily Convertible Assets).

Should the value of the securities fall following the acquisition, it is possible that Income Tax/NIC that would have arisen because of any future chargeable event (in the absence of an election) would have been less than the Income Tax/NIC due by reason of this election. Should this be the case, there is no Income Tax/NIC relief available under Part 7 of ITEPA 2003; nor is it available if the securities acquired are subsequently transferred, forfeited or revert to the original owner.

3.Application
This joint election is made not later than 14 days after the date of acquisition of the securities by the employee and applies to:

Number of securities                    [insert number]
Description of securities                Class B Common Stock
Name of issuer of securities                Federated Hermes, Inc.

to be acquired by the Employee after [date] under the terms of the Federated Hermes, Inc. Stock Incentive Plan.

4.Extent of Application

This election disapplies, pursuant to section 431(2) ITEPA, the following specified restrictions:

•The Clawback provisions in Sections 13 and 14 of the Federated Hermes, Inc. Stock Incentive Plan as modified by the UK Sub-Plan to the Federated Hermes, Inc. Stock Incentive Plan.
•The forfeiture provisions of Section 3.4(b) of the Agreement.
•The restriction on the transfer of Shares in Section 5 of the Agreement.

5.Declaration

This election will become irrevocable upon the later of its signing or the acquisition (and each subsequent acquisition) of employment-related securities to which this election applies.

In signing this joint election, I agree to be bound by its terms as stated above.

……………………………………….. …../…../………
Signature of employee Date

Note:    Where the election is in respect of multiple acquisitions, prior to the date of any subsequent acquisition of a security it may be revoked by agreement between the employee and employer in respect of that and any later acquisition.

SCHEDULE B

Form W-8BEN

IN WITNESS WHEREOF, the parties hereto have executed and delivered this AGREEMENT as a deed on the date first written above.

Signed and delivered as a Deed by     _______________________________________________
                            (Participant’s signature)
Signature of Witness*            _______________________________________________
                            (Witness' signature)
Witness name (BLOCK CAPITALS)    _______________________________________________
Witness address             _______________________________________________
                    _______________________________________________
Witness occupation            _______________________________________________

* The witness should be aged 18 or over and should not be the Participant’s spouse, civil partner or a blood relative.

EXECUTED AS A DEED by FEDERATED HERMES, INC, a company incorporated in the Commonwealth of Pennsylvania, USA acting by [Name] who, in accordance with the laws of that territory, is acting under the authority of the company, in the presence of:

Signature of Witness:

_________________________________

Witness’ full name: [Name]

Witness’ address: [Address]

Witness’ occupation: [Title]
Signature in name of company Signature(s): [Title]

EXECUTED AS A DEED
by HERMES FUND MANAGERS LIMITED
acting by:

Signature of Director

Print name of Director    [Name]

in the presence of:

Witness:
Signature

Name

Address

Occupation

EXECUTED AS A DEED
by FEDERATED HOLDINGS (UK) II LIMITED
acting by:

Signature of Director

Print name of Director    [Name]

Signature of Director

Print name of Director    [Name]